================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------

                        AUGUST 16, 2001 (AUGUST 13, 2001)
               (DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED))

                               CENDANT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                      1-10308                 06-0918165
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NO.)       (I.R.S. EMPLOYER
     OF INCORPORATION OR                                  IDENTIFICATION NUMBER)
        ORGANIZATION)

     9 WEST 57TH STREET
        NEW YORK, NY                                              10019
    (ADDRESS OF PRINCIPAL                                       (ZIP CODE)
     EXECUTIVE) OFFICE)


                                 (212) 413-1800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      NONE
       (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF APPLICABLE)

ITEM 5. OTHER EVENTS

      EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

CHEAP TICKETS, INC. ACQUISITION

            On August 13, 2001, we announced that we have signed a definitive agreement with Cheap Tickets, Inc. for us to acquire all of the outstanding common stock of Cheap Tickets at a price of $16.50 per share, or approximately $425 million in cash. As contemplated by the acquisition agreement, we will commence a tender offer within 10 days for any and all shares of Cheap Tickets common stock. The transaction is expected to close in the fall of 2001 following the satisfaction of customary closing conditions, including Hart Scott Rodino approval. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

GALILEO ACQUISITION

            On August 8, 2001, the European Commission acknowledged receipt of Cendant's notification of its proposed acquisition of Galileo International, Inc. effective August 9, 2001 after the parties submitted additional information. The new one month review period is scheduled to expire on September 11, 2001.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CENDANT CORPORATION


                                             BY: /S/ ERIC J. BOCK
                                                 --------------------------
                                                 Eric J. Bock
                                                 Senior Vice President, Law
                                                 and Secretary

Date: August 16, 2001

                               CENDANT CORPORATION
                           CURRENT REPORT ON FORM 8-K
                 REPORT DATED AUGUST 16, 2001 (AUGUST 13, 2001)

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------

99.1 Press Release, dated August 13, 2001, Cendant Corporation to Acquire Cheap Tickets, Inc. for $16.50 per Share or approximately $280 Million Net of Cash